EXHIBIT  10.57  FORM  OF  EXECUTIVE  EMPLOYMENT  AGREEMENT
----------------------------------------------------------

OFFERED TO THE FOLLOWING KEY EMPLOYEES ON FEBRUARY 11, 2003 WITH THE FOLLOWING EXPIRATION DATES:

KEY EMPLOYEE               AGREEMENT EXPIRATION  MINIMUM SALARY
------------               --------------------  --------------
STEPHAN ANTHONY ROMANO     DECEMBER 31, 2005     $       205,000
JAMES RANDALL BAUMGARDNER  DECEMBER 31, 2004     $       174,000
JOHN SCOTT NICHOLSON       DECEMBER 31, 2004     $       155,000
MICHAEL JAMES GILBERG      DECEMBER 31, 2004     $       105,000



                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

     THIS EMPLOYMENT AGREEMENT (the "Employment Agreement") is made and entered into as of the ____ day of February, 2003 (the "Commencement Date"), by and between AMERICAN ECOLOGY CORPORATION, a Delaware corporation (the "Company), and _________________, an individual ("Employee").

     WHEREAS, the Company desires to employ Employee upon the terms and subject to the terms and conditions set forth in this Employment Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, all upon the terms and subject to the conditions set forth in this Employment Agreement.

TERM OF EMPLOYMENT. The term of employment of Employee by the Company pursuant to this Employment Agreement shall be for the period (the "Employment Period") commencing on the Commencement Date and ending _______________, or such earlier date that Employee's employment is terminated in accordance with the provisions of this Employment Agreement; provided, however, that the Employment Period shall automatically renew for additional one (1) year periods if neither the Company nor Employee has notified the other in writing of its or his intention not to renew this Employment Agreement on or before sixty (60) days prior to the expiration of the Employment Period (including any renewal thereof).

CAPACITY AND DUTIES. Employee is and shall be employed in the capacity of Vice President and Controller of the Company and its subsidiaries and shall have such other duties, responsibilities and authorities as may be assigned to him by the Board of Directors of the Company (the "Board") not materially inconsistent with Employee's positions with the Company. Except as otherwise herein provided, Employee shall devote his entire business time, best efforts and attention to promote and advance the business of the Company and its subsidiaries and to perform diligently and faithfully all the duties, responsibilities and obligations of Employee to be performed by him under this Employment Agreement.

Employee's  duties shall include all of those duties being performed by Employee
as of the date hereof.   Employee shall report to the Chief Financial Officer of
the  Company.

PLACE OF EMPLOYMENT. Employee's principal place of work shall be main office of the Company, currently located in Boise, Idaho provided that the location of the Company and its offices may be moved from time to time in the discretion of the Board.

NO OTHER EMPLOYMENT. During the Employment Period, Employee shall not be employed in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, provided, however, that this restriction shall not be construed as preventing Employee from (i) participating in charitable, civic, educational, professional, community or industry affairs; and (ii) investing his personal assets in a business which does not compete with the Company or its subsidiaries or with any other company or entity affiliated with the Company, where the form or manner of such investment will not require services on the part of Employee in the operation of the affairs of the business in which such investment is made and in which his participation is solely that of a passive investor or advisor, so long as the activities in (i) and (ii), above, do not materially interfere with the performance of Employee's duties hereunder or create a potential business conflict or the appearance thereof.

COMPENSATION. During the Employment Period, subject to all the terms and conditions of this Employment Agreement and as compensation for all services to be rendered by Employee under this Employment Agreement, the Company shall pay to or provide Employee with the following:

     1. BASE SALARY. The Company shall pay to employee an annual base salary at the rate paid at the time this Employment Agreement is executed, or as adjusted in the future by the Company, but in no case shall the annual base salary be less than $105,000. Such base salary shall be payable in accordance with the regular payroll practices of the Company.

     2. BONUS. Employee shall be eligible to participate in any cash bonus plan(s) of the Company which are in effect from time to time, including the cash bonus opportunity granted to Employee under the Company's Long-Term Incentive Compensation Program. Anything to the contrary in this Agreement notwithstanding, the Company reserves the right to modify or eliminate the cash bonus plan(s) at any time.

     3. VACATION AND OTHER BENEFITS. Employee shall be entitled to vacation and other benefits applicable to other similarly situated employees based on length of service, but in no event greater than the amount accrued by other similarly situated employees with an equivalent length of service.

     4. OTHER. The Company may provide Employee with other benefits. In the event the Company provides other benefits not specifically stated herein, these other benefits be specified in writing and attached hereto in an attachment entitled, "Exhibit: Other Benefits".

     5. STOCK OPTION GRANTS. During the Employment Period, Employee shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company, including the grant of options to purchase stock pursuant to the Company's Long-Term Incentive Compensation Program.

EXPENSES. The Company shall reimburse Employee for all reasonable, ordinary and necessary expenses including, but not limited to, automobile and other business travel and customer entertainment expenses, incurred by him in connection with his employment in accordance with the Company's expense reimbursement policy; however, Employee shall render to the Company a complete and accurate accounting of all such expenses in accordance with the substantiation requirements of the Internal Revenue Code, as amended (the "Code"), as a condition precedent to such reimbursement.

ADHERENCE TO STANDARDS. Employee shall comply with the written policies, standards, rules and regulations of the Company from time to time established for all executive officers of the Company consistent with Employee's position and level of authority.

REVIEW OF PERFORMANCE. The Company shall periodically review and evaluate the performance of Employee under this Employment Agreement with Employee.

TERMINATION OF EMPLOYMENT. Employee's employment and this Employment Agreement may be terminated:

     1. By either party by delivering notice of non-renewal as set forth in "Term of Employment", above;

     2. Upon no less than thirty (30) days' written notice from the Company to Employee at any time without Cause (as defined below) and other than due to Employee's death or Disability;

     3. Immediately upon written notice from the Company to Employee for Cause;

     4.   Due to the death or Disability (as hereinafter defined) of Employee;

     5. By Employee at any time with or without Good Reason (as hereinafter defined) upon thirty (30) days' written notice from Employee to the Company (or such shorter period to which the Company may agree); or

     6.   Upon the mutual agreement of the Company or Employee.

In the event of termination of Employee's employment with the Company for any reason, or if Employee is required by the Board, Employee agrees to resign, and shall automatically be deemed to have resigned, from any offices (including any directorship) Employee holds with the Company effective as of the termination date of Employee's employment hereunder, or, if applicable, effective as of a date selected by the Board.

TERMINATION BY THE COMPANY FOR CAUSE OR BY EMPLOYEE WITHOUT GOOD REASON. If Employee's employment and this Employment Agreement are terminated by the Company for Cause (as hereinafter defined) or by Employee without Good Reason, the Company shall pay Employee the Accrued Obligations (as hereinafter defined).

TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EMPLOYEE FOR GOOD REASON. If Employee's employment and this Employment Agreement are terminated by the Company without Cause or if Employee terminates his employment and this Employment Agreement for Good Reason, Employee shall be entitled to receive his base salary and medical, hospitalization and disability benefits to which he was entitled at the date of termination for the greater of (i) the remainder of the term of the Agreement or (ii) twelve (12) months after the date of such termination of employment. The Company shall also pay Employee the Accrued Obligations.

TERMINATION DUE TO DEATH OR DISABILITY. If Employee's employment and this Employment Agreement are terminated due to his death or Disability (as hereinafter defined), the Company shall continue to pay to Employee (or the estate of Employee in the event of termination due to the death of employee)
Employee's then-current base salary for six (6) months after the date of such termination of employment. In the event of termination by the Company by reason of Employee's death or Disability, the Company will pay all medical, hospitalization or disability premiums for six (6) months from the date of termination at the same cost-sharing basis as in effect on the date of such termination. Unless required by law, the benefits provided under this sub-paragraph shall be no less favorable to Employee in terms of amounts, deductibles and costs to him, if any, than such benefits provided by the Company to him prior to his death or Disability and shall not be interpreted so as to limit any benefits to which Employee, as a terminated employee of the Company, or his family may be entitled under the Company's life insurance, medical, hospitalization or disability plans following his Date of Termination or under applicable law.

DEFINITIONS. In addition to the words and terms elsewhere defined in this Employment Agreement, certain capitalized words and terms used in this Employment Agreement shall have the meanings given to them by the definitions and descriptions in this Section entitled Definitions unless the context or use indicates another or different meaning or intent, and such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Employment Agreement:

     1. "Disability" shall mean a physical or mental illness which, in the judgment of the Company after consultation with a licensed physician selected by the Board, and as to whom Employee has no reasonable objection, impairs Employee's ability to perform any of the essential functions of his position under this Employment Agreement as an employee on a full-time basis for three (3) consecutive months or an aggregate period of three (3) months out of any consecutive twelve
          (12) months. If any question arises as to whether Employee is disabled, upon reasonable request therefor by the Board, Employee shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability.

     2. A termination with "Cause" shall mean a termination of this Employment Agreement by reason of a determination by two-thirds (2/3) of the members of the Board voting that Employee:

               a. Has engaged in willful neglect (other than neglect resulting from his incapacity due to physical or mental illness) or misconduct;

               b. Has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise;

               c. Has materially breached the terms of this Employment Agreement or any change in control or similar agreement in effect between Employee and the Company, and such breach persisted after notice thereof from the Company and a reasonable opportunity to cure; or

               d. Has been convicted of (or has plead guilty or no contest to) any felony other than a traffic violation.

     3. "Good Reason" shall mean the occurrence of any of the following without Employee's prior written consent during the Employment Period, which occurrence continues for ten (10) days after written notice thereof from Employee to the Board:

               a. Any material adverse change in Employee's status, title, authorities or responsibilities under this Employment Agreement which represents a demotion from such status, title, authorities or responsibilities which are materially inconsistent with his status, title, position or work responsibilities set forth in this Employment Agreement, or any removal of Employee from, or failure to appoint, elect, reappoint or reelect Employee to, any of his positions, except in connection with the termination of his employment with or without Cause, or as a result of his death or Disability, provided, however, that no change in title, authorities or responsibilities customarily attributable solely to the Company ceasing to be a publicly traded corporation shall constitute Good Reason hereunder;

               b. The exclusion of Employee in any incentive, bonus or other compensation plan in which Employee participated at the time that this Employment Agreement is executed, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan, or the failure by the Company to continue Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder; provided, however, that Employee continues to meet all eligibility requirements thereof. Notwithstanding the foregoing, this provision shall not apply to the exclusion of Employee in any incentive, bonus or other compensation plan in which Employee participated at the time that this Employment Agreement is executed to the extent that such termination is required by law;

               c. Any amendment, modification or termination of the Company's Management Incentive Plan which materially and adversely affects Employee's rights thereunder.

               d. The failure by the Company to continue in effect any employee benefit plan (including any medical, hospitalization, life insurance or disability benefit plan in which Employee participates), or any material fringe benefit or prerequisite enjoyed by him unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan, or the failure by the Company to continue Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder, or the failure by the Company to provide him with the benefits to which he is entitled under this Employment Agreement; provided, however, that Employee continues to meet all eligibility requirements thereof. Notwithstanding the foregoing, this provision shall not apply to the exclusion of Employee in any employee benefit plan in which Employee participated at the time that this Employment Agreement is executed to the extent that such termination is required by law, or to such failure to continue any employee benefit plan or fringe benefit, or Employee's participation therein or reward opportunity thereunder if such failure to continue such plan or benefit is applicable to the Company's executive officers and/or employees generally ;

               e. Any material breach by the Company of any provision of this Employment Agreement;

               f. The failure of the Company to obtain a reasonably satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Employment Agreement, as contemplated in the Section entitled SUCCESSORS hereof; or

               g. any termination by Employee during the thirty (30)-day period immediately following the first anniversary of the date of any Change in Control (as defined herein) of the Company.

     4.   "Change of Control" shall be deemed to have occurred upon:

               a. the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that a public offering of the Company's securities shall not constitute a corporate reorganization;

               b. the sale, transfer, or other disposition of all or substantially all of the Company's assets;

               c. a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (x) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change of Control (the "original directors") or (y) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

               d. any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this paragraph 4.d, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

     5. "Accrued Obligations" shall include (i) any unpaid base salary through the date of termination and any accrued vacation in accordance with the Company's policy; (ii) any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination; (iii) reimbursement for any unreimbursed business expenses incurred through the date of termination; and
(iv) all other payments, benefits or fringe benefits to which Employee may be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Employment Agreement.

NOTICES. For the purposes of this Employment Agreement, notices and all other communications provided for in the Employment Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party to the other (provided that all notices to the Company shall be directed to the attention of the Chairman, Board, with a copy to the Secretary of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices and communication shall be deemed to have been received on the date of delivery thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

     -    Company at: 300 East Mallard Drive, Suite 300, Boise, Idaho 83706.

     -    Employee at: 300 East Mallard Drive, Suite 300, Boise, Idaho 83706.

LIFE INSURANCE. The Company may, at any time after the execution of this Employment Agreement, apply for and procure as owner and for its own benefit, life insurance on Employee, in such amounts and in such form or forms as the Company may determine. Employee shall, at the request of the Company, submit to such medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance. Employee hereby represents that to his knowledge he is in excellent physical and mental condition and is not under the influence of alcohol, drugs or similar substance.

CONFIDENTIALITY. Employee agrees not to disclose or reveal to any person or entity outside the Company any secret or confidential information concerning any Company product, process, equipment, machinery, design, formula, business, or other activity (collectively, "Confidential Information") without prior permission of Company in writing. Confidential Information shall not include any information which is in the public domain or becomes publicly known through no wrongful act on the part of Employee or breach of this Employment Agreement. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company. The obligation to protect the secrecy of such information continues after employment with Company may be terminated. In furtherance of this agreement, Employee acknowledges that all Confidential Information which Employee now possesses, or shall hereafter acquire, concerning and pertaining to the business and secrets of the Company and all inventions or discoveries made or developed, or suggested by or to Employee during said term of employment relating to Company's business shall, at all times and for all purposes, be regarded as acquired and held by Employee in his fiduciary capacity and solely for the benefit of Company.

Employee agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relate to the Company's or any of its subsidiaries or affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as the "Work Product"), belong in all instances to the Company or its subsidiaries or affiliates. Employee will promptly perform all actions reasonably requested by the Board (whether during or after his employment with the Company) to establish and confirm the Company's or its subsidiaries or affiliates' ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its subsidiaries and affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

COVENANT NOT TO COMPETE. Employee acknowledges that his employment with the Company has special, unique and extraordinary value to the Company; that the Company has a lawful interest in protecting its investment in entrusting its Confidential Information to him; and that the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of this Employment Agreement because in performing such services Employee would inevitably disclose the Company's Confidential Information to third parties and that the restrictions, prohibitions and other provision of this Section are reasonable, fair and equitable in scope, terms, and duration to protect the legitimate business interests of the Company, and are a material inducement to the Company to enter into this Employment Agreement.

     1. Non-Competition. Without the consent in writing of the Board, Employee will not, during the Employment Agreement and, in the event of the termination of Employee's employment by the Company for Cause or by Employee without Good Reason, for a period of two (2) years after such termination of employment if employment is terminated by the Company for Cause or by Employee without Good Reason, acting alone or in conjunction with others, directly or indirectly engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director) in activities on behalf of any entity or entities engaged in waste processing and disposal services for low-level radioactive-wastes, naturally occurring, accelerator produced, and exempt radioactive materials, and hazardous and PCB wastes. It is agreed that the ownership of not more than five percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with this sub-paragraph.

     2. Non-Solicitation of Vendors and Customers. Without the consent in writing of the Board, after Employee's employment has terminated for any reason, Employee will not, during the Employment Agreement and for a period of one (1) year thereafter (two (2) years thereafter if employment is terminated by the Company for Cause or by Employee without Good Reason), acting alone or in conjunction with others, either directly or indirectly induce any vendors or customers of the Company to curtail or cancel their business with the Company or any of its subsidiaries.

     3. Non-Solicitation of Employees. Without the consent in writing of the Board, after Employee's employment has terminated for any reason, Employee will not, during the Employment Agreement and for a period of one (1) year thereafter, acting alone or in conjunction with others, either directly or indirectly induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate his/her employment.

The  provisions of the Section entitled CONFIDENTIALITY hereof and subparagraphs
(1), (2), and (3) of this paragraph are separate and distinct commitments independent of each of the other subparagraphs. Employee acknowledges that the covenants and agreements which he has made in this Employment Agreement are reasonable and are required for the reasonable protection of the Company and its business. Employee agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to the Company and that, in addition to all other remedies provided by law or in equity with respect to the breach of any provision of this Employment Agreement, the Company and its successors and assigns will be entitled to enforce the specific performance by Employee of his obligations hereunder and to enjoin him from engaging in any activity in violation hereof and that no claim by Employee against the Company or its successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. Employee agrees that the Company and any successor or assign shall be entitled to recover all costs of enforcing any provision of this Employment Agreement, including, without limitation, reasonable attorneys' fees and costs of litigation. In the event of a breach by Employee of any covenant or agreement contained herein, the running of the restrictive covenant periods (but not of Employee's obligations hereunder) shall be tolled during the period of the continuance of any actual breach or violation.

In addition, the Company may, at the sole discretion of the Board, cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unexercised stock options and any bonus payouts under the Company's Long-Term Incentive Plan granted to Employee, whether vested or not, at any time if Employee is not in compliance with all of the provisions of the Section entitled CONFIDENTIALITY hereof and subparagraphs (1), (2), and (3) of the immediately preceding paragraph. As a condition to the exercise of any stock option or the receipt of any such bonus payout, Employee shall certify to the Company that he is in compliance with the provisions set forth above. In the event that Employee fails to comply with the provisions set forth above in the Section entitled CONFIDENTIALITY hereof and subparagraphs (1), (2) and (3) prior to or within 12 months after any exercise of a stock option or payment by the Company with respect to any stock options or bonus payout, such exercise or payment may be rescinded by the Company within 12 months thereafter. In the event of such rescission, Employee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise or payment, in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off against the amount of such gain any amount owed to Employee by the Company. Employee acknowledges that the foregoing provisions are fair, equitable and reasonable for the protection of the Company's interests in a stable workforce and the time and expense the Company has incurred to develop its business and its customer and vendor relationships.

PRIOR EMPLOYMENT AGREEMENTS. Employee represents and warrants that Employee's performance of all the terms of this Employment Agreement and as an employee of the Company does not, and will not, breach any employment agreement, arrangement or understanding or any agreement, arrangement or understanding to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment by the Company. Employee has not entered into, and shall not enter into, any agreement, arrangement or understanding, either written or oral, which is in conflict with this Employment Agreement or which would be violated by Employee entering into, or carrying out his obligations under, this Employment Agreement. This Employment Agreement supersedes any former oral agreement and any former written agreement heretofore executed relating generally to the employment of Employee with the Company; provided, however, that nothing in this Section shall be deemed to terminate, supersede, extinguish or otherwise amend any outstanding stock options or stock option agreements currently in effect between Employee and the Company.

SUCCESSORS. This Employment Agreement shall be binding on the Company and any successor to any of its businesses or assets. Without limiting the effect of the prior sentence, the Company shall use its best efforts to require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Employment Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Employment Agreement or which is otherwise obligated under this Employment Agreement by the first sentence of this Section, entitled Successors, by operation of law or otherwise.

BINDING EFFECT. This Employment Agreement shall inure to the benefit of and be enforceable by Employee's personal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Employment Agreement to Employee's estate.

HEADINGS. Headings used in this Employment Agreement are for convenience only and shall not be used to interpret or construe its provisions.

WAIVER. No provision of this Employment Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the Chairman of the Board or any other member of the Board to which the Chairman delegates such authority. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

AMENDMENTS. No amendments or variations of the terms and conditions of this Employment Agreement shall be valid unless the same is in writing and signed by the parties hereto.

SEVERABILITY. The invalidity or unenforceability of any provision of this Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision contained herein. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Company and Employee consider the restrictions contained in this Employment Agreement reasonable for the purpose of preserving for the Company the good will, other proprietary rights and intangible business value of the Company, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is an unreasonable or otherwise unenforceable restriction against Employee, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

GOVERNING LAW. This Employment Agreement shall be construed and enforced pursuant to the laws of the State of Idaho.

DISPUTE  RESOLUTION.

     1. The Company and Employee agree to resolve all disputes arising out of their employment relationship by the following alternative dispute resolution process: (a) the Company and Employee agree to seek a fair and prompt negotiated resolution; but if this is not possible, (b) all disputes shall be resolved by binding arbitration; provided, that during this process, at the request of either party, made not later than 60 days after the initial arbitration demand, the parties agree to attempt to resolve any dispute by non-binding, third-party intervention, including either mediation or evaluation or both but without delaying the arbitration hearing date. By entering into this Employment Agreement, both parties give up their right to have the dispute decided in court by a judge or jury.

     2. Any controversy or claim arising out of or connected with Employee's employment at the Company, including but not limited to claims for compensation or severance and claims of wrongful termination, age, sex or other discrimination or civil rights shall be decided by arbitration. In the event the parties cannot agree on an arbitrator, then the arbitrator shall be selected by the administrator of the American Arbitration Association ("AAA") office in Salt Lake City, Utah. The arbitrator shall be an attorney with at least 15 years' experience in employment law in Idaho. Boise, Idaho shall be the site of the arbitration. All statutes of limitation, which would otherwise be applicable, shall apply to any arbitration proceeding hereunder. Any issue about whether a controversy or claim is covered by this Employment Agreement shall be determined by the arbitrator.

     3. The arbitration shall be conducted in accordance with this Employment Agreement, using as appropriate the AAA Employment Dispute Resolution Rules in effect on the date hereof. The arbitrator shall not be bound by the rules of evidence or of civil procedure, but rather may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require both parties to submit some or all of their respective cases by written declaration or such other manner of presentation as the arbitrator may determine to be appropriate. The parties agree to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues.

     4. The arbitrator shall take such steps as may be necessary to hold a private hearing within 120 days of the initial request for arbitration and to conclude the hearing within two days; and the arbitrator's written decision shall be made not later than 14 calendar days after the hearing. The parties agree that they have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator may for good cause allow reasonable extensions or delays, which shall not affect the validity of the award. Both written discovery and depositions shall be allowed. The extent of such discovery will be determined by the parties and any disagreements concerning the scope and extent of discovery shall be resolved by the arbitrator. The written decision shall contain a brief statement of the claim (s) determined and the award made on each claim. In making the decision and award, the arbitrator shall apply applicable substantive law. The arbitrator may award injunctive relief or any other remedy available from a judge, including consolidation of this arbitration with any other involving common issues of law or fact which may promote judicial economy, and may award attorneys' fees and costs to the prevailing party, but shall not have the power to award punitive or exemplary damages. The parties specifically state that the agreement to limit damages was agreed to by the parties after negotiations.

ATTORNEY  FEES.

     1. In any action at law or in equity to enforce any of the provisions or rights under this Employment Agreement, the unsuccessful party to such litigation, as determined by the arbitrator in accordance with the dispute resolution provisions set forth above, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including, without limitation, such costs, expenses and fees on appeal), and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     2. Notwithstanding the foregoing provision, in no event shall the successful party or parties be entitled to recover an amount from the unsuccessful party for costs, expenses and attorneys' fees that exceeds the unsuccessful party's or parties' costs, expenses and attorneys' fees in connection with the action or proceeding.

EXECUTIVE OFFICER STATUS. Employee acknowledges that he may be deemed to be an "executive officer" of the Company for purposes of the Securities Act of 1993, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act") and, if so, he shall comply in all respects with all the rules and regulations under the 1933 Act and the 1934 Act applicable to him in a timely and non-delinquent manner. In order to assist the Company in complying with its obligations under the 1933 Act and 1934 Act, Employee shall provide to the Company such information about Employee as the Company shall reasonably request including, but not limited to, information relating to personal history and stockholdings. Employee shall report to the Secretary of the Company or other designated officer of the Company all changes in beneficial ownership of any shares of the Company's Common Stock deemed to be beneficially owned by Employee and/or any members of Employee's immediate family. Employee further agrees to comply with all requirements placed on him by the Sarbanes-Oxley Act of 2002, Pub.L. No.107-204

PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or entity may require. As used in this agreement: (1) words of the masculine gender shall mean and include corresponding neuter words or words of the feminine gender, (2) words in the singular shall mean and include the plural and vice versa, and (3) the word "may" gives sole discretion without any obligation to take any action.

COUNTERPARTS. This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one document.

EXHIBITS. Any Exhibits attached hereto are incorporated herein by reference and are an integral part of this Employment Agreement.

IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Company and Employee as of the date first above written.

                                            EMPLOYEE:

                                            ----------------------------------

                                            AMERICAN ECOLOGY CORPORATION

                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Its:
                                                ------------------------------

                          BENEFICIARY DESIGNATION FORM

I hereby designate the following person or persons as Beneficiary to receive severance and any management incentive bonus payments due under the attached Employment Agreement made and entered into as of the _____________ day of January, 2003, between American Ecology Corporation and me, in the event of my death, reserving the full right to revoke or modify this designation, or any modification thereof, at any time by a further written designation:

PRIMARY BENEFICIARY


-------------------------------     ----------------------        --------------
Name of Individual                  Relationship to Me            Birth Date
                                                                  (if minor)


--------------------------------------------------------------------------------
Address

-----------------------------------------------           ----------------------
Name of Trust                                             Date of Trust


--------------------------------------------------------------------------------
Trustee

Provided, however, that if such Primary Beneficiary shall not survive me by at least sixty (60) days, the following shall be the Beneficiary:

CONTINGENT BENEFICIARY


-------------------------------     ----------------------        --------------
Name of Individual                    Relationship to Me          Birth Date
                                                                  (if minor)

--------------------------------------------------------------------------------
Address


-------------------------------     ----------------------        --------------
Name of Individual                    Relationship to Me          Birth Date
                                                                  (if  minor)

--------------------------------------------------------------------------------
Address

This beneficiary designation shall not affect any other beneficiary designation form that I may have on file with the Company regarding benefits other than those referred to above.

Date:
     ----------------------


---------------------------------           ------------------------------------
Employee's Printed Name                     Employee's Signature

NOTE: If Employee is married, and the Primary Beneficiary is other than Employee's spouse, the spouse's signature shall be required below.

I am the spouse of the above-named Employee, and hereby consent to the designation of a Primary Beneficiary other than myself.

Date:
     ---------------------